FOR IMMEDIATE RELEASE

Wednesday, March 6, 2013

HURCO REPORTS FIRST QUARTER RESULTS

INDIANAPOLIS, INDIANA, — March 6, 2013, Hurco Companies, Inc., (Nasdaq Global Select Market: HURC) today reported for its first fiscal quarter ended January 31, 2013, net income of $2,254,000, or $0.34 per diluted share, a decrease of $2,379,000, or 51%, when compared to net income of $4,633,000, or $0.71 per diluted share, for the first quarter of fiscal 2012. The decrease in net income was primarily due to a 14% reduction in reportable sales, resulting from a shift in the timing of shipments between quarters, particularly in Europe. However, orders during the first quarter of fiscal 2013 were 5% higher than in the corresponding period of fiscal 2012.

Sales and service fees for the first quarter of fiscal 2013 totaled $44,085,000, a decrease of $7,041,000 from the first quarter of fiscal 2012. The impact of foreign currency when translating sales to U.S. Dollars for financial reporting purposes was not material on the period-to-period comparison.

The following table sets forth net sales and service fees, and orders by geographic region for the first quarters of fiscal 2013 and 2012 (in thousands):

	Net Sales and Service Fees				Orders
	Three Months Ended				Three Months Ended
	January 31,				January 31,
			Amount	%			Amount	%
	2013	2012	Change	Change	2013	2012	Change	Change
North America	$16,252	$15,326	$926	6%	$14,613	$14,383	$230	2%
Europe	24,670	29,919	(5,249)	-18%	30,696	29,257	1,439	5%
Asia Pacific	3,163	5,881	(2,718)	-46%	5,792	5,255	537	10%
Total	$44,085	$51,126	$(7,041)	-14%	$51,101	$48,895	$2,206	5%

Gross profit for the first quarter of fiscal 2013 was $12,916,000, or 29% of sales, compared to $16,484,000, or 32% of sales, for the prior year period. The decrease in gross profit was primarily a result of the decrease in sales.

Selling, general and administrative expenses were $8,920,000 for the first quarter of fiscal 2013, a decrease of $810,000, or 8%, from the first quarter of fiscal 2012. The decrease is primarily related to variable related costs including lower sales commissions and sales and marketing expenses. Selling, general and administrative expenses were 20% of sales and service fees during the first quarter of fiscal 2013 compared to 19% for the first quarter of fiscal 2012.

Cash and cash equivalents totaled $39,108,000 as of January 31, 2013, compared to $35,770,000 as of October 31, 2012. Working capital, excluding cash, was $86,612,000 as of January 31, 2013, compared to $88,239,000 as of October 31, 2012. The decrease in working capital, excluding cash, was primarily due to a decrease in accounts receivable during the first quarter of fiscal 2013. Inventory levels were relatively unchanged from October 31, 2012 to January 31, 2013.

Michael Doar, Chairman, Chief Executive Officer and President, stated, “I believe our rebranding initiative, which premiered last September in the United States at the International Manufacturing Technology Show, has had a positive impact throughout North America. The initiative energized our sales channels and existing customers, and attracted new customers. Our divisions throughout Asia and Europe will officially introduce the updated Hurco brand at key shows in their regions in the upcoming quarters. While we experienced good order activity in all regions, we continue to monitor the ongoing economic situation in Europe and the overall economic activity in China.

Hurco Companies, Inc. is an industrial technology company that designs and produces interactive computer controls, software and computerized machine tools for the worldwide metal cutting and metal forming industry. The end market for the Company's products consists primarily of independent job shops and short-run manufacturing operations within large corporations in industries such as aerospace, defense, medical equipment, energy, transportation and computer equipment. The Company is based in Indianapolis, Indiana, with manufacturing operations in Taiwan and China, and sells its products through direct and indirect sales forces throughout North America, Europe, and Asia. The Company has sales, application engineering support and service subsidiaries in China, England, France, Germany, India, Italy, Poland, Singapore, South Africa and the United States of America.  Web Site: www.hurco.com

This news release contains forward looking statements which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the cyclical nature of the machine tool industry, changes in general economic and business conditions that affect demand for our products, the risks of our international operations, changes in manufacturing markets, innovations by competitors, the ability to protect our intellectual property, fluctuations in foreign currency exchange rates, increases in prices of raw materials, quality and delivery performance by our vendors, changes in operations due to acquisitions or loss of key personnel, and governmental actions and initiatives including import and export restrictions and tariffs.

Contact: John G. Oblazney

Vice President & Chief Financial Officer

317-293-5309

Hurco Companies, Inc.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per-share data)

	Quarter Ended January 31,
	2013	2012
	(unaudited)
Sales and service fees	$44,085	$51,126

Cost of sales and service	31,169	34,642
Gross profit	12,916	16,484

Selling, general and administrative expenses	8,920	9,730
Operating income	3,996	6,754

Interest expense	65	24

Interest income	16	22

Investment income	11	6

Other expense (income), net	259	(138)

Income before taxes	3,699	6,896

Provision for income taxes	1,445	2,263

Net income	$2,254	$4,633

Earnings per common share

Basic	$0.35	$0.71
Diluted	$0.34	$0.71

Weighted average common shares outstanding
Basic	6,447	6,441
Diluted	6,484	6,466

OTHER CONSOLIDATED FINANCIAL DATA
	Quarter Ended January 31,
Operating Data:	2013	2012
	(unaudited)
Gross margin	29%	32%

SG&A expense as a percentage of sales	20%	19%

Operating income as a percentage of sales	9%	13%

Pre-tax income as a percentage of sales	8%	13%

Effective Tax Rate	39%	33%

Depreciation and amortization	917	1,087

Capital expenditures	836	544

Balance Sheet Data:	1/31/2012	10/31/2012
	(unaudited)
Working capital (excluding cash)	$86,612	$88,239

Days sales outstanding (unaudited)	51	38

Inventory turns (unaudited)	1.5	1.5

Capitalization
Total debt	$3,216	$3,206
Shareholders' equity	145,564	143,793
Total	$148,780	$146,999

Hurco Companies, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per-share data)

	January 31,	October 31,
	2013	2012
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$39,108	$35,770
Accounts receivable, net	31,748	35,297
Refundable taxes	1,418	1,459
Inventories, net	91,513	91,320
Deferred income taxes	2,309	1,182
Derivative assets	132	708
Other	8,521	7,645
Total current assets	174,749	173,381

Property and equipment:
Land	782	782
Building	7,326	7,352
Machinery and equipment	17,771	17,411
Leasehold improvements	3,548	3,467
	29,427	29,012
Less accumulated depreciation and amortization	(17,387)	(16,933)
	12,040	12,079

Non-current assets:
Software development costs, less accumulated amortization	3,921	3,969
Other assets	6,120	5,883
	$196,830	$195,312

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$29,741	$29,788
Derivative liabilities	2,883	569
Accrued expenses	13,189	15,809
Short-term debt	3,216	3,206
Total current liabilities	49,029	49,372

Non-current liabilities:
Deferred income taxes	910	903
Deferred credits and other obligations	1,327	1,244
Total liabilities	51,266	51,519

Shareholders' equity:
Preferred stock: no par value per share; 1,000,000 shares	-	-
authorized; no shares issued
Common stock: no par value; $.10 stated value per share; 12,500,000 shares authorized;
6,515,911 and 6,502,298 shares issued; and 6,447,210 and 6,447,210 shares outstanding,
as of January 31, 2013 and October 31, 2012, respectively	645	645
Additional paid-in capital	53,663	53,415
Retained earnings	92,840	90,586
Accumulated other comprehensive loss	(1,584)	(853)
Total shareholders' equity	145,564	143,793
	$196,830	$195,312